ARTICLES OF INCORPORATION

                             FOR

                    STRATEGIC PARTNERS, INC.


          THE UNDERSIGNED person, acting as incorporators under applicable provisions of the Wyoming Business Corporation Act, does hereby adopt the following Articles of Incorporation for said corporation.

                            ARTICLE I
                               NAME
   The name of the corporation is STRATEGIC PARTNERS, INC.

                            ARTICLE II
                             DURATION
   The duration of the corporation is perpetual.


                           ARTICLE III
                             PURPOSES
   The specific purpose for which the corporation is organized is to conduct financial activities in the general marketplace and consulting services in assisting private companies to gain access to the equity markets, in addition to all other business conduct of whatever nature and description.
     (a) To engage in any and all activities as may be reasonably related to the foregoing and following purposes.
     (b) To enter into leases, contracts and agreements, to open bank accounts and to conduct financial transactions.
     (c) To engage in any all other lawful purposes, activities and pursuits, which are substantially similar to the foregoing, or which would contribute to accomplishment of the expressed purposes of the corporation.
     (d) To change its primary business purpose from time to time as may be deemed advisable by the Board of Directors.
     (e) To engage in any other lawful business authorized by the laws of Wyoming or any other state or other jurisdiction in which the corporation may be authorized to do business.


                            ARTICLE IV
                             CAPITAL
     The corporation shall have authority to issue Ten Million
(10,000,000) common shares, one mil (.001) par value. There shall be only one class of authorized shares, to wit: common voting stock. The common stock shall have unlimited voting rights provided in the Wyoming Business Corporation Act.
     None of the shares of the corporation shall carry with them the pre-emptive right to acquire additional or other shares of the corporation. There shall be no cumulative voting of shares.


                            ARTICLE V
             INDEMNIFICATION AND NUMBER OF DIRECTORS
    No shareholders or directors of the corporation shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation. The corporation shall consist of no less than two (2) officers and directors and no more than nine (9) officers and directors.

                            ARTICLE VI
                             BY-LAWS

    Provisions for the regulation of the internal affairs of the corporation not provided for in these Articles of Incorporation shall be set forth in the By-Laws.


                           ARTICLE VII
                    RESIDENT OFFICE AND AGENT
      The address of the corporation's initial resident office shall be 2123 Pioneer Ave. Cheyenne, Wyoming 82001. The corporation's initial registered agent at such address shall be National Corporate Research, Ltd.

      I hereby acknowledge and accept appointment as corporation registered agent:


               National Corporate Research, Ltd.
               By:    /s/       Tricia Yawata


                           ARTICLE VIII
                          INCORPORATORS

        The identity and address of the incorporators are:
                 Frank J. Weinstock (President)
                        3525 Sunset Lane
                  Hollywood Beach, CA.  93035


                   David G. Lilly (Secy/Treas)
                   8833 Sunset Blvd., Ste. 200
                    West Hollywood, CA 90069


          The aforesaid incorporators shall be the initial
Directors of the corporation and shall act as such until the corporation shall have conducted its organizational meeting or until one or more successors shall have been elected and accepted their election as directors of the corporation.

                  /s/ Frank J. Weinstock
                  _________________________
                  Frank J. Weinstock, Pres.

                  /s/ David G. Lilly
                  __________________________
                  David G. Lilly, Secy/Treas



      IN WITNESS WHEREOF, Frank J. Weinstock and David G. Lilly have executed these Articles of Incorporation in duplicate this 25th day of Sept., 1998 and say

      That we are the incorporators herein; that we have read the above and foregoing Articles of Incorporation; that I know the contents thereof and that the same is true to the best of our knowledge and belief, excepting as to matters herein alleged on information and belief, and as to those matters we believe them to be true.

                            /s/ Frank J. Weinstock
                            ___________________________
                            Frank J. Weinstock, Pres.

                            /s/ David G. Lilly
                            ___________________________
                            David G. Lilly, Secy/Treas